As filed with the Securities and Exchange Commission on October 6, 2005
Registration No. 333-123043

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
Registration Statement under the Securities Act of 1933

Wipro Limited
(Exact name of Registrant as specified in its charter)

Karnataka, Republic of India (State or other jurisdiction of incorporation or organization)	7371 (Primary Standard Industrial Classification Code Number)	98-015-4401 (I.R.S. Employer Identification Number)
Doddakannelli
Sarjapur Road
Bangalore — 560035, Karnataka, India
(Address of principal executive offices)

2004 ADS RESTRICTED STOCK UNIT PLAN
(Full title of the plan)

CT Corporation System
818 West 7th Street
Los Angeles, California 90017
(Name and address of agent for service)

(213) 627-8252
(Telephone number, including area code, of agent for service)

Copies to:
Raj S. Judge, Esq.
Wilson Sonsini Goodrich & Rosati,
Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304-1050
(650) 493-9300

INCORPORATION BY REFERENCE
POST-EFFECTIVE AMENDMENT NO. 1
PART II
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.1

INCORPORATION BY REFERENCE
     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, (this “Post Effective Amendment No. 1”), filed pursuant to Instruction E on Form S-8 relates to the Registration Statement on Form S-8 (No. 333-123043) (the “Registration Statement”) of Wipro Limited (the “Registrant” or the “Company”) originally filed by the Company with the United States Securities and Exchange Commission on February 28, 2005 (the “Registration Statement”). Under the Registration Statement, the Company has registered 6,000,000 equity shares of the Company, par value Rs. 2 per equity share (“Equity Share”), each represented by one American Depositary Share (“ADS”), to be sold in connection with the Company’s 2004 ADS Restricted Stock Unit Plan. The contents of the Registration Statement are incorporated herein by reference.
POST-EFFECTIVE AMENDMENT NO. 1
     On August 24, 2005, the Company’s Board of Directors approved the allotment of a stock dividend in the ratio of 1:1, whereby each holder of the Company’s Equity Shares would receive one (1) Equity Share for each Equity Share held by such holder prior to the payment of the stock dividend and each holder of the Company’s ADSs would receive one (1) ADS for each ADS held by such holder prior to the payment of the stock dividend (collectively, the “Stock Dividend”). After giving effect to Stock Dividend, the aggregate number of Equity Shares issuable under the Company’s 2004 ADS Restricted Stock Unit Plan increased from 6,000,000 to 12,000,000. This Post-Effective Amendment No. 1 amends the Registration Statement to reflect the Stock Dividend.
PART II
Item 8. Exhibits

Exhibit
Number	Exhibit Description
4.1	Form of Deposit Agreement (including as an exhibit, the form of American Depositary Receipt)*

5.1	Opinion of Nishith Desai Associates, as to legality of securities being registered

10.4	2004 ADS Restricted Stock Unit Plan and form of agreement thereunder**

23.1	Consent of KPMG, independent registered public accounting firm

23.3	Consent of Counsel (Included in Exhibit 5.1)

24.1	Power of Attorney (Previously filed)

*	Documents incorporated by reference from the Registrant’s Registration Statement on Form F-1, as amended (No. 333-46278), originally filed with the Securities and Exchange Commission on September 21, 2000.

**	Documents incorporated by reference from the Registrant’s Registration Statement on Form S-8, (No. 333-123043) originally filed with the Securities and Exchange Commission on February 28, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post Effective Amendment No. 1 and has duly caused this Post Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Bangalore, Karnataka, Republic of India, on October 6, 2005.

Wipro Limited
By:	/s/ Azim H. Premji
Azim H. Premji
Chief Executive Officer and Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Azim H. Premji Azim H. Premji	Chief Executive Officer, Chairman of the Board of Directors and Managing Director	October 6, 2005
* Suresh C. Senapaty	Chief Financial Officer and Executive Vice President - Finance	October 6, 2005
* Dr. Ashok Ganguly	Director	October 6, 2005
* B.C. Prabhaker	Director	October 6, 2005
* Dr. Jagdish N. Sheth	Director	October 6, 2005
* Narayanan Vaghul	Director	October 6, 2005
* P.M. Sinha	Director	October 6, 2005

*By:	/s/ Azim H. Premji
Azim H. Premji
Attorney-in-Fact

EXHIBIT INDEX

Exhibit
No.	Description
4.1	Form of Deposit Agreement (including as an exhibit, the form of American Depositary Receipt)*

5.1	Opinion of Nishith Desai Associates, as to legality of securities being registered

10.4	2004 ADS Restricted Stock Unit Plan and form of agreement thereunder**

23.1	Consent of KPMG, independent registered public accounting firm

23.3	Consent of Counsel (Included in Exhibit 5.1)

24.1	Power of Attorney (Previously filed)